Exhibit 99.1

Acceleron and Celgene Report New Interim Clinical Data from
Phase 2 Trial of Sotatercept in Beta-Thalassemia at 2013 American Society of

Hematology Annual Meeting

Dose-dependent increases in hemoglobin demonstrated in non-transfusion dependent patients

Increases in hemoglobin of at least 1-2 g/dL observed in most patients at 0.3 and 0.5 mg/kg dose levels

Significant relationship between hemoglobin increase and drug exposure across dose ranges tested

Sotatercept granted orphan status by the FDA for the treatment of beta-thalassemia

Cambridge, Mass. — December 9, 2013 (Business Wire) — Acceleron Pharma Inc. (NASDAQ: XLRN), a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel protein therapeutics for cancer and rare diseases, today announced that its collaboration partner Celgene reported new interim data at the 55th American Society of Hematology (ASH) Annual Meeting of sotatercept in patients with beta-thalassemia. Interim data presented from the ongoing phase 2 trial demonstrate dose dependent increases in hemoglobin in non-transfusion dependent beta-thalassemia patients.  Beta-thalassemia is a genetic hematologic disorder causing chronic and life-threatening anemia and serious complications affecting the spleen, liver and heart.

The data were presented in a poster session by Maria Domenica Cappellini, M.D., University of Milan, Milan, Italy, an investigator of the phase 2 clinical trial.  The presentation included new interim data from the 0.5 mg/kg dose level as well as longer term clinical data from patients in the 0.1 mg/kg and 0.3 mg/kg dose levels in the ongoing trial.  The phase 2 clinical trial is an open label, dose escalation study designed to determine a safe and effective dose of sotatercept administered subcutaneously every three weeks in adult patients with beta-thalassemia.  A total of twenty-five patients were enrolled in the first three dose cohorts; eight in the 0.1 mg/kg cohort, nine in the 0.3 mg/kg cohort, and eight in the 0.5 mg/kg cohort.  Eighteen patients have non-transfusion dependent beta-thalassemia and seven patients have transfusion dependent beta-thalassemia.  The phase 2 trial is ongoing and currently enrolling patients at a dose level of 0.75 mg/kg to determine a safe and effective dose range for the pivotal trial.

The poster containing these data is available on the Acceleron website under the Publications section.

Sotatercept Clinical Data Overview

•                  Dose dependent increases in hemoglobin were observed across the three dose levels evaluated

•                  Within the first two months of receiving the first dose of sotatercept:

•                  84% of non-transfusion dependent patients in each of the 0.5 and 0.3 mg/kg dose levels achieved at least a 1 g/dL increase in hemoglobin, while none of the non-transfusion dependent patients at the lowest dose level (0.1 mg/kg) achieved this threshold

•                  33%, 16% and 0% of non-transfusion dependent  patients achieved a hemoglobin increase of at least 2 g/dL in the 0.5, 0.3, and 0.1 mg/kg dose levels, respectively

•                  Five of six non-transfusion dependent patients treated at the 0.3 mg/kg dose level had a sustained increase in hemoglobin through at least 10 cycles of treatment (3 weeks per cycle)

•                  A statistically significant relationship (p<0.001) between drug exposure and maximum increase in hemoglobin during the first three cycles was demonstrated across the three dose levels tested

•                  Sotatercept was generally safe and well tolerated in patients at all dose levels evaluated

“Because patients with non-transfusion dependent beta-thalassemia often suffer from severe and life-threatening complications from their disease and there are no approved drugs to treat the anemia of beta-thalassemia, the unmet need is enormous” said Matthew Sherman, M.D., Chief Medical Officer of Acceleron. “Acceleron is encouraged by these interim data as they continue to demonstrate the potential for sotatercept to produce a clinically meaningful increase in hemoglobin for this underserved patient population.”

Additionally, on December 5, 2013, FDA granted orphan status for the use of sotatercept to treat patients with beta-thalassemia.  Orphan designation is granted by the FDA Office of Orphan Products Development to advance the evaluation and development of safe and effective therapies for the treatment of rare diseases or conditions affecting fewer than 200,000 people in the U.S. Under the Orphan Drug Act, the FDA may provide grant funding towards clinical trial costs, tax advantages, FDA user-fee benefits, and seven years of market exclusivity in the United States following marketing approval by the FDA. The granting of an orphan designation request does not alter the standard regulatory requirements and process for obtaining marketing approval. For more information about orphan designation, please visit the FDA website at www.fda.gov

About Beta-Thalassemia

Beta-thalassemia is an inherited disease involving mutations in the beta globin gene leading to defective hemoglobin production and serious anemia.  In beta-thalassemia patients, there is an over production of red blood cell (RBC) precursors in the bone marrow, often resulting in bone deformities, decreased bone mineral density and bone strength, and pathologic fractures, yet these abundant RBC precursors fail to properly mature into functional red blood cells.  This form of defective red blood cell formation is known as ineffective erythropoiesis.  Beyond the severe anemia, many patients also suffer from multiple organ dysfunction, largely due to excess iron deposits, known as “iron overload”, resulting from the ineffective erythropoiesis and the repeated RBC transfusions to address the anemia.  Iron overload can lead to heart failure, liver fibrosis, and diabetes, among other consequences.  Current treatment for beta-thalassemia includes regular RBC transfusions and daily iron chelation therapy, which is associated with toxicities.  There are no drugs approved to treat the anemia in beta-thalassemia and healthcare providers have few therapeutic options for patients.

About Sotatercept

Sotatercept is an activin receptor type IIA fusion protein that acts as a ligand trap for members in the TGF-β superfamily involved in the late stages of erythropoiesis (red blood cell production).  Sotatercept regulates late-stage erythrocyte (red blood cell) precursor cell differentiation and maturation. This mechanism of action is distinct from that of erythropoietin (EPO), which stimulates the proliferation of early-stage erythrocyte precursor cells.  Diseases like myelodysplastic syndromes (MDS) and beta-thalassemia are characterized by “ineffective erythropoiesis,” in which there is an over-production of early-stage erythrocyte precursors in the bone marrow and premature apoptosis (cell death) of later-stage precursors.  Administration of EPO does not correct the underlying cause of the anemia associated with ineffective erythropoiesis.  By promoting the differentiation of later-stage erythroid precursor cells into mature red blood cells, sotatercept addresses the ineffective erythropoiesis and therefore has the potential to treat the anemia underlying both MDS and beta-thalassemia.  Acceleron and Celgene are jointly developing sotatercept as part of a global collaboration.  Sotatercept is currently in multiple phase 2 clinical trials.  For more information, please visit www.clinicaltrials.gov.

About Acceleron

Acceleron is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel protein therapeutics for cancer and rare diseases.  The company is a leader in understanding the biology of the Transforming Growth Factor-Beta (TGF-β) protein superfamily, a large and diverse group of molecules that are key regulators in the growth and repair of tissues throughout the human body, and in targeting these pathways to develop important new medicines. Acceleron has built a highly productive R&D platform that has generated innovative clinical and preclinical protein therapeutic candidates with novel mechanisms of action.  These protein therapeutic candidates have the potential to significantly improve clinical outcomes for patients with cancer and rare diseases.

For more information, please visit www.acceleronpharma.com.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s compounds, including sotatercept, ACE-536, dalantercept, or ACE-083 and the Company’s TGF-β superfamily program generally, the timeline for clinical development and regulatory approval of the Company’s compounds, the expected timing for the reporting of data from ongoing trials, and the structure of the Company’s planned or pending clinical trials. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the preclinical testing of the Company’s compounds and preliminary data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when we expect it to be, that the Company or its collaboration partner, Celgene, will be unable to successfully complete the clinical development of its compounds, that the development of the Company’s compounds will take longer or cost more than planned, and that the Company’s compounds will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading “Risk Factors” included in the Company’s Registration Statement on Form S-1 which was declared effective by the Securities and Exchange Commission (SEC) on September 18, 2013, and other filings that the Company may make with the SEC in the future. The forward-looking statements contained in this press release reflect the Company’s current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Source: Acceleron Pharma

CONTACT:

Acceleron Pharma
Steven Ertel
Senior Vice President and Chief Business Officer
617-649-9234

Media contact:
Maureen L. Suda
Suda Communications LLC
585-387-9248

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